Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Joe Giordano, CFO & Treasurer
Phone: (574) 535-1125
E Mail: drew@drewindustries.com

Drew Industries Fourth-Quarter and Year-End 2014 Conference Call
Scheduled for February 24, 2015, at 11am ET

Elkhart, Indiana – January 29, 2015 – Drew Industries Incorporated (NYSE: DW), a manufacturer of components for the recreational vehicle and adjacent industries, will release its fourth-quarter and year-end 2014 financial results before the market opens on Tuesday, February 24, 2015.

Drew Industries will host a conference call on Tuesday, February 24, 2015, at 11 a.m. ET to discuss the results and other business matters. Participation in the question-and-answer session of the call will be limited to institutional investors and analysts. Individual investors, retail brokers and the media are invited to listen to a live webcast of the call on the Drew Industries website at www.drewindustries.com.

Participating in the conference call will be:

Jason Lippert, CEO
Scott Mereness, President
Joe Giordano, CFO and Treasurer

About Drew Industries
From 37 factories located throughout the United States, Drew Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components for the leading manufacturers of recreational vehicles and adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; truck campers; truck caps; manufactured housing; modular housing; and factory-built mobile office units. Drew’s products include steel chassis; vinyl and aluminum windows; slide-out mechanisms and solutions; axles and suspension solutions; furniture and mattresses; thermoformed bath, kitchen and other products; manual, electric and hydraulic stabilizer and lifting systems; chassis components; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and slide toppers; electronic components; and other accessories. Additional information about Drew and its products can be found at www.drewindustries.com.

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